UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 7, 2003

ScanSource, Inc.
(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-12842	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615
(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On January 6, 2003, ScanSource, Inc. issued a press release announcing that its Board of Directors has approved a two-for-one stock split of the Company’s common stock. The stock split will be effected in the form of a common stock dividend of one share of the Company’s common stock for each outstanding share of common stock. A copy of this release is attached and incorporated by reference.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

99.1	Press Release dated January 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.
Date: January 7, 2003	By: /S/ JEFFERY A. BRYSON
Name: Jeffery A. Bryson
Its: Vice President